EXHIBIT 8.1
LISTING OF SUBSIDIARIES

The following is a list of the Company’s subsidiaries as at December 31, 2024, excluding certain subsidiaries that in aggregate are not significant.

Name of Subsidiary	State or Jurisdiction of Incorporation	Proportion of Ownership Interest
Athens Spirit L.L.C.	Marshall Islands	31.0%
Atlanta Spirit L.L.C.	Marshall Islands	31.0%
Barcelona Spirit L.L.C.	Marshall Islands	31.0%
Beijing Spirit L.L.C.	Marshall Islands	31.0%
Dilong Spirit L.L.C.	Marshall Islands	31.0%
Donegal Spirit L.L.C.	Marshall Islands	31.0%
Erik Spirit L.L.C.	Marshall Islands	31.0%
Esther Spirit L.L.C.	Marshall Islands	31.0%
Galway Spirit L.L.C.	Marshall Islands	31.0%
Hummingbird Holdings L.L.C.	Marshall Islands	100%
Hummingbird Spirit L.L.C.	Marshall Islands	100%
Jiaolong Spirit L.L.C.	Marshall Islands	31.0%
Limerick Spirit L.L.C.	Marshall Islands	31.0%
London Spirit L.L.C.	Marshall Islands	31.0%
Los Angeles Spirit L.L.C.	Marshall Islands	31.0%
Montreal Spirit L.L.C.	Marshall Islands	31.0%
Orchid Spirit L.L.C.	Marshall Islands	31.0%
Petrojarl 4 DA	Norway	100%
Pinnacle Spirit L.L.C.	Marshall Islands	31.0%
Rio Spirit L.L.C.	Marshall Islands	31.0%
Rome Spirit L.L.C.	Marshall Islands	31.0%
Seoul Spirit L.L.C.	Marshall Islands	31.0%
Shenlong Spirit L.L.C.	Marshall Islands	31.0%
Summit Spirit L.L.C.	Marshall Islands	31.0%
Sydney Spirit L.L.C.	Marshall Islands	31.0%
T.I.L. Holdings Ltd.	Marshall Islands	31.0%
T.I.L. I L.L.C.	Marshall Islands	31.0%
T.I.L. II L.L.C.	Marshall Islands	31.0%
T.I.L. III L.L.C.	Marshall Islands	31.0%
T.I.L. IV L.L.C.	Marshall Islands	31.0%
T.I.L. IX L.L.C.	Marshall Islands	31.0%
T.I.L. V L.L.C.	Marshall Islands	31.0%
T.I.L. VI L.L.C.	Marshall Islands	31.0%
T.I.L. VII L.L.C.	Marshall Islands	31.0%
T.I.L. VIII L.L.C.	Marshall Islands	31.0%
T.I.L. X L.L.C.	Marshall Islands	31.0%
T.I.L. XI L.L.C.	Marshall Islands	31.0%
T.I.L. XII L.L.C.	Marshall Islands	31.0%
T.I.L. XIII L.L.C.	Marshall Islands	31.0%
T.I.L. XIV L.L.C.	Marshall Islands	31.0%
Tanker Investments Ltd.	Marshall Islands	31.0%
Teekay Business Process Services, Inc.	Philippines	31.0%
Teekay Chartering Limited	Marshall Islands	31.0%
Teekay Finance Limited	Bermuda	100%
Teekay Holdings Australia Pty Ltd.	Australia	31.0%
Teekay Holdings Limited	Bermuda	100%
Teekay Marine (Singapore) Pte. Ltd.	Singapore	31.0%
Teekay Marine Holdings Ltd.	Marshall Islands	31.0%
Teekay Marine Solutions Inc.	USA	31.0%
Teekay Service Holdings Coöperatief U.A.	Netherlands	100%
Teekay Services Ltd.	Bermuda	31.0%

Teekay Shipping (Australia) Pty Ltd.	Australia	31.0%
Teekay Shipping (Canada) Ltd.	Canada	31.0%
Teekay Shipping (India) Private Limited	India	31.0%
Teekay Shipping (Singapore) Pte Ltd	Singapore	31.0%
Teekay Shipping (UK) Ltd.	United Kingdom	31.0%
Teekay Shipping (USA), Inc.	USA	31.0%
Teekay Shipping Philippines, Inc.	Philippines	7.8%
Teekay Tanker Operations Ltd.	Marshall Islands	31.0%
Teekay Tankers Chartering Pte. Ltd.	Singapore	31.0%
Teekay Tankers Holdings Ltd.	Marshall Islands	31.0%
Teekay Tankers HZ Hull No. H-1586 L.L.C.	Marshall Islands	31.0%
Teekay Tankers HZ Hull No. H-1587 L.L.C.	Marshall Islands	31.0%
Teekay Tankers HZ Hull No. H-1592 L.L.C.	Marshall Islands	31.0%
Teekay Tankers HZ Hull No. H-1593 L.L.C.	Marshall Islands	31.0%
Teekay Tankers Ltd. (1)	Bermuda	31.0%
Teekay Tankers TS Hull No. S-1415 L.L.C.	Marshall Islands	31.0%
Tianlong Spirit L.L.C.	Marshall Islands	31.0%
Tokyo Spirit L.L.C.	Marshall Islands	31.0%
TPO AS	Norway	100%
TPO Investments Inc.	Marshall Islands	100%
Ugland Stena Storage AS	Norway	100%
Zenith Spirit L.L.C.	Marshall Islands	31.0%

(1)Proportion of voting power held is 55.1%.